American Stock Exchange: URZ
Frankfurt Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Doubles Land Holdings in the Powder River Basin, Wyoming

Casper, Wyoming, June 12, 2007 -- Uranerz Energy Corporation (AMEX:URZ) is pleased to announce the acquisition of an additional 349 federal lode mining claims located in the Powder River Basin of Wyoming. These 349 new claims are in addition to the recent press release of May 18, 2007 announcing the staking of 222 new claims, and adjoin or are in close proximity to the previously announced claims. Known chemical oxidation-reduction (roll) front systems are present on many of the claims and it is planned that these systems will be further defined as drilling rig time allows. In Wyoming, Sandstone-hosted uranium deposits typically occur along these chemical oxidation-reduction roll fronts.

The acquisitions and claim staking activities of the last few months more than double the land position held by Uranerz Energy in the Powder River Basin, with most properties being located in what is known as the Pumpkin Buttes uranium mining district.

Uranium was first discovered in Wyoming in 1949 and in the Pumpkin Buttes area shortly thereafter. The Pumpkin Buttes mining district was the first commercial uranium production region in the State. Since 1957, Wyoming mines have produced over 213 million pounds of uranium. The energy contained in one pound of uranium is equivalent to 31 barrels of fuel oil or 10 tons of coal, so the total energy produced from Wyoming uranium is equivalent to over 6.6 billion barrels of fuel oil or 2.1 billion tons of coal. Wyoming leads the United States in uranium production, with present uranium production all from in-situ recovery (“ISR”) facilities in the Powder River Basin.

With these additional claims our present land position in Wyoming is approximately 40,700 acres -comprised of federal lode mineral claims, State of Wyoming mineral leases and private fee mining leases. As additional data are developed, supplementary land acquisition programs may be conducted to secure other high potential properties for future mineralization delineation and possible ISR uranium production.

Uranerz Energy Corporation has expertise in ISR uranium mining and holds a number of properties in Wyoming with uranium-mineralized sandstone. Several of the Powder River Basin uranium properties are advanced, and the Company has initiated environmental licensing and mine planning for the development of two of these properties, the Hank and Nichols Ranch projects.

To obtain more information, contact investor relations at Uranerz, telephone 1-800-689-1659, or visit our web site at www.uranerz.com .

ON BEHALF OF THE BOARD

“Glenn Catchpole”

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1701 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6

Glenn Catchpole
President and CEO

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)	the inability of the Company to complete the acquisition of any interest in any new mineral exploration properties;
(ii)	the inability of the Company to achieve the financing required to pursue the acquisition or exploration of any new mineral properties;
(iii)	the inability of the Company to raise the financing necessary to conduct exploration or development of its properties;
(iv)	the lack of presence of commercial mineralization on its properties; and
(v)	the inability of the Company to establish commercial deposits or reserves of uranium on its properties.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1701 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6